As filed with the Securities and Exchange Commission on December 15, 1998
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        FRIEDE GOLDMAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Mississippi                                    72-1362492
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                       525 East Capitol Street, Suite 402
                           Jackson, Mississippi 39201
          (Address, including zip code, of Principal Executive Offices)


                      THREE INDIVIDUAL STOCK OPTION GRANTS

                           TO PURCHASE COMMON STOCK OF

                        FRIEDE GOLDMAN INTERNATIONAL INC.
                            (Full title of the plan)

                               James A. Lowe, III
                          General Counsel and Secretary
                        Friede Goldman International Inc.
                       525 East Capitol Street, Suite 402
                           Jackson, Mississippi 39201
                                 (601) 352-1107
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------


                                    copy to:

                                 Thomas P. Mason
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                                                          Proposed
                                                                       Proposed            Maximum
                                                    Amount              Maximum           Aggregate         Amount of
                                                     to be          Offering Price        Offering         Registration
    Title of Securities to be Registered       registered (2)(3)     Per Share (1)        Price (1)            Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 per share                        9,000              $12.03             $108,270           $30.10
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low price per share of the Company's common stock for December 14, 1998 on the New York Stock Exchange as reported in The Wall Street Journal on December 15, 1998.
(2) The indicated shares represent shares that may be issued upon exercise of stock options granted to employees of the Company (as defined in General Instruction A(1)(a) to Form S-8) pursuant to individual option agreements outside the Company's 1997 Equity Incentive Plan. Such options were granted on August 26, 1997 to the following persons: Fred Cruz (4,000 shares), Brian Harger (4,000 shares) and Ricky Parker (1,000 shares).
(3) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Friede Goldman International Inc. (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarters ended April 5, 1998, July 5, 1998 and October 4, 1998 as filed with the Commission on May 15, 1998, August 14, 1998 and October 12, 1998, respectively.

                  (c) The Company's current Report on Form 8-K dated as of January 16, 1998.

                  (d) The Company's current Report on Form 8-K dated as of February 18, 1998.

                  (e) The Company's current Report on Form 8-K/A dated as of March 17, 1998.

                  (f) The Company's current Report on Form 8-K/A dated as of April 21, 1998.

                  (g) The description of the Company's common stock, par value $0.01 (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 001-14627) filed with the Commission on October 18, 1998, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  Subsection (a) of Section 79-4-8.51 ("Section 8.51") of the Mississippi Business Corporation Act (the "MBCA"), as amended, authorizes corporations to indemnify an individual made a party to a proceeding because he is a director against liability incurred in the proceeding if (1) he conducted himself in good faith and (2) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to its best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section
8.51 provides that a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with a proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) described above, or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

                  Section 79-4-8.52 ("Section 8.52") of the MBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

                  Section 79-4-8.54 of the MBCA authorizes a director of the corporation who is a party to a proceeding to apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. The court may order (i) indemnification if it determines the director is entitled to mandatory indemnification under Section 8.52, (ii) indemnification or advance of expenses if it determines the director is so entitled under the articles of incorporation, bylaws, resolution of the corporation or contract approved by the board of directors or shareholders, or
(iii) indemnification or advance of expenses if it determines that it is fair and reasonable.

                  Section 79-4-8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (i) to the same extent as to a director, and (ii) if he is an officer but not a director, to such further extent as provided for in the articles of incorporation, bylaws, resolution of the board of directors or contract, except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (1) receipt by him of a financial benefit to which he is not entitled, (2) an intentional infliction of harm on the corporation or shareholders, or (iii) an intentional violation of criminal law.

                  Section 79-4-8.57 of the MBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under the indemnification provisions of the MBCA.

                  Section 79-4-2.02(b)(4) of the MBCA, as amended, provides that the Articles of Incorporation may contain a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 79-4-8.33 of the MBCA dealing with liability for unlawful distributions or (iv) an intentional violation of criminal law.

                  Article Ninth of the Company's Amended and Restated Articles of Incorporation states that:

                  No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided however, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 79-4-8.33 of the MBCA or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or missions of such director occurring prior to such amendment or repeal. If the laws of the State of Mississippi are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Mississippi, as so amended.

                  In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number   Description
------   -----------

4.1 Articles of Incorporation (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

4.2 Bylaws (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

5.1* Opinion of Watkins & Eager PLLC as to the legality of the shares being registered.

23.1*    Consent of Arthur Andersen LLP.

23.2*    Consent of  Watkins & Eager  PLLC  (included  in the  opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.3*    Consent of Ernst & Young Audit.

23.4*    Consent of Grant Thornton Chartered Accountants.

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

--------------------
*Filed herewith.


ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 15th day of December 1998.

                                         FRIEDE GOLDMAN INTERNATIONAL INC.



                                         By:   /s/ James A. Lowe, III
                                               --------------------------------
                                               James A. Lowe, III
                                               General Counsel and Secretary

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Friede Goldman International Inc. (the "Company"), hereby constitutes and appoints J. L. Holloway and James A. Lowe, III, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                              Date
                ---------                                          -----                              ----

   /s/ J. L. Holloway                         Chairman of the Board of Directors,                 December 15, 1998
----------------------------------------      President and Chief Executive Officer
  J. L. Holloway

   /s/ Jobie T. Melton
---------------------------------------       Chief Financial Officer (Principal Financial        December 15, 1998
  Jobie T. Melton                             Officer and Principal Accounting Officer)


   /s/ Alan A. Baker                          Director                                            December 15, 1998
 ---------------------------------------
  Alan A. Baker

   /s/ T. Jay Collins                         Director                                            December 15, 1998
 ---------------------------------------
  T. Jay Collins


   /s/ John G. Corlew                         Director                                            December 15, 1998
  ---------------------------------------
  John G. Corlew


  /s/ Jerome L. Goldman                       Director                                            December 15, 1998
  ---------------------------------------
  Jerome L. Goldman


  /s/ Raymond E. Mabus, Jr.                   Director                                            December 15, 1998
  ---------------------------------------
  Raymond E. Mabus, Jr.


  /s/ Howell W. Tod                           Director                                            December 15, 1998
  ---------------------------------------

                                      II-6

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

4.1 Articles of Incorporation (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

4.2 Bylaws (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Commission on November 18, 1998).

5.1* Opinion of Watkins & Eager PLLC as to the legality of the shares being registered.

23.1*    Consent of Arthur Andersen LLP.

23.2*    Consent of  Watkins & Eager  PLLC  (included  in the  opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.3*    Consent of Ernst & Young Audit.

23.4*    Consent of Grant Thornton Chartered Accountants.

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

--------------------
*Filed herewith.



                                      II-7